Exhibit 10.15

Schedule 4.8

Issued and outstanding shares
	Percentage Holdings	Number of Shares
Suspect Detection Systems, Inc.	58.1%	1,388,357
Shabtai Shoval	31.4%	750,000
Yishaiyahu (Sigi) Horowitz	10.5%	250,000
Total	100%	2,388,357

Fully Diluted Basis**
	Percentage Holdings	Number of Shares
Suspect Detection Systems, Inc.	50.38%	1,388,357
Shabtai Shoval *	27.22%	750,000
Yishaiyahu (Sigi) Horowitz *	9.07%	250,000
Options	13.33%	367,299
Total	100.00%	2,755,656

* Actual shares; Not including options held by him and does not assume the cancellation of options held by Shabtai Shoval as of the date of the Agreement as contemplated by Section 9.1.4 of the Agreement.

**  Does not assume the cancellation of options held by Shabtai Shoval as of the date of the Agreement as contemplated by Section 9.1.4 of the Agreement.